Morgan Grenfell Investment Trust Microcap Fund
Procedures Pursuant to Rule 10f-3
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                         SECURITIES PURCHASED          COMPARABLE SECURITY #1         COMPARABLE SECURITY #2
(1) Names of
    Underwriters         Hambrecht & Quist,            Goldman, DLJ, Hambrecht &      DLJ, Thomas Weisel Partners
                         PaineWebber, ABN AMRO,        Quist, DLJdirect, E*TRADE,     LLC, U.S. Bancorp Piper
                         Charles Schwab, Banc of       Deutsche Bank Securities       Jaffray Inc., DLJdirect,
                         America Securities, Bear      Inc., BancBoston Robertson     BancBoston Robertson Stephens
                         Stearns, Deutsche Banc        Stephens Inc., A.G. Edwards,   Inc., Bear Stearns, BT
                         Alex.Brown, Donaldson         Merrill, Wasserstein Perella   Alex.Brown. CS First
                         Lufkin & Jenrette, ING        Securities, Advest, Robert     Boston, Goldman, Hambrecht
                         Barings, Prudential,          W. Baird, Dain Rauscher        & Quist LLC, ING Baring
                         William Blair, First          Wessels, Legg Mason Wood       Furman Selz LLC, Lehman,
                         Analysis Securities,          Walker, U.S. Bancorp Piper     NationsBanc Montgomery
                         Fox-Pitt Kelton, John G.      Jaffray Inc., Charles Schwab   Securities LLC, Prudential
                         Kinnard, Legg Mason Wood                                     Securities Inc., Salomon
                         Walker, Needham, Stephens,                                   Smith Barney Inc., SG Cowen
                         US Bancorp Piper Jaffray                                     Securities Corporation,
                                                                                      Crowell, Weedon & Co., First
                                                                                      Albany, mcDonald Investments
                                                                                      Inc., Pennsylvania Merchant
                                                                                      Group Ltd., Raymond James &
                                                                                      Associates Inc., Ryan Beck &
                                                                                      Co., Sands Brothers & Co.,
                                                                                      Stephens Inc., Sutro & Co.
                                                                                      Incorporated, Tucker Anthony
                                                                                      Cleary Gull, Wachovia
                                                                                      Securities Inc., William
                                                                                      Blair & Company

(2) Names of Issuer      Quotesmith.com, Inc.          E-Loan, Inc.                   NextCard

(3) Title of Security    Quotesmith.com, Inc.          E-Loan, Inc.                   NextCard
                         Common Stock                  Common Stock                   Common Stock

(4) Date of First
    Offering             August 3, 1999                June 29. 1999                  May 14, 1999

(5) Amount of Total
    Offering             5,000,000 shares              3,500,000                      6,000,000

(6) Total Value of
    Offering             $52,000,003                   $45,504,900                    $120,000,000

(7) Unit Price           $11.00                        $14.00                         $20.00

(8) Underwriting
    Discount             $0.77 (7%)                    $0.98                          (7%)                $1.40 (7%)

(9) Dollar Amount
    Purchased            $13,200                       NA                             NA

(10) Number of Shares
     Purchased           1,200                         NA                             NA

(11) Years of Continuous
     Operation           The company has been in       NA                             NA
                         continuous operation for
                         at least three years

(12) % of Offering
     Purchased by Fund   0.024                         NA                             NA

(13) % of Offering
     Purchased by
     Associated
     Investment
     Companies           NA                            NA                             NA

(14) % of Offering
     Purchased by Fund
     and Associated
     Funds (Limited to
     25% of the
     Offering)           0.024                         NA                             NA

(15) Name(s) of
     Underwriter(s) or
     Dealer(s) from
     whom Purchased      Hambrecht & Quist,            NA                             NA
                         PaineWebber, ABN AMRO
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